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                                                                      EXHIBIT 23


                     Consent of Certified Public Accountants


We consent to the use of our reports, dated January 19, 2000, in Form 10-K filing of the Peoples Financial Corporation.


/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
February 24, 2000